Exhibit 10.7

Omnibus Amendment
Dated as of July 11, 2005
Among
Electronic Arts Redwood LLC,
as Lessee,
Electronic Arts Inc.,
as Guarantor,
SELCO Service Corporation
(doing business in California as “Ohio SELCO Service Corporation”), as Lessor,
Victory Receivables Corporation,
as Note Purchaser,
The Bank of Tokyo-Mitsubishi, Ltd., New York Branch,
as Conduit Agent,
The Various Liquidity Banks Party Hereto,
as Liquidity Banks,
Deutsche Bank Trust Company Americas,
as Program Administrator
The Bank of Nova Scotia,
as Documentation Agent
and
KeyBank National Association,
as Agent

Omnibus Amendment
     This Omnibus Amendment (this “Amendment”) is entered into as of July 11, 2005 among, Electronic Arts Redwood LLC, a Delaware limited liability company, as Lessee (the “Lessee”); Electronic Arts Inc., a Delaware corporation, as Guarantor (the “Guarantor”); SELCO Service Corporation, an Ohio corporation (doing business in California as “Ohio SELCO Service Corporation”), as Lessor (the “Lessor”); Victory Receivables Corporation, a Delaware corporation, as Note Purchaser (the “Note Purchaser”); The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Conduit Agent (the “Conduit Agent”); each of the liquidity banks party hereto (each, a “Liquidity Bank” or, sometimes referred to as a “Purchaser” and collectively, the “Liquidity Banks” or sometime referred to as the “Purchasers”); Deutsche Bank Trust Company Americas, successor to Bankers Trust Company, as Program Administrator (the “Program Administrator”); The Bank of Nova Scotia, as Documentation Agent (the “Documentation Agent”); and KeyBank National Association, as Agent (the “Agent”). All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Appendix A to the Participation Agreement dated as of July 16, 2001 (as amended, supplemented, restated or otherwise modified from time to time, the “Participation Agreement”) among certain of the parties party hereto, and the rules of interpretation set forth in such Appendix shall apply to this Amendment.
Witnesseth:
     Whereas, the Expiration Date under the Liquidity Agreement is July 11, 2005 (herein, the “Expiration Date”) and the Expiration Date has not been extended pursuant to Section 3.11 of the Liquidity Agreement;
     Whereas, the Commitments under the Liquidity Agreement expire on the Expiration Date;
     Whereas, the Liquidity Banks, the Lessee and the Guarantor desire to continue the funding of the Note after the Expiration Date until the Maturity Date (as defined in the Note) through the purchase by the Liquidity Banks of the Note pursuant to Section 1(b) of that certain Amended and Restated Asset Purchase Agreement dated as of May 13, 2002 (as amended, the “Asset Purchase Agreement”) among the Program Administrator, the Note Purchaser and each of the Liquidity Banks party thereto (each a “Purchaser” and collectively, the “Purchasers”);
     Whereas, the parties hereto wish to amend the Operative Documents to delete funding of the Note through Commercial Paper and to terminate the status as Transaction Parties, of the Note Purchaser, the Administrative Agent (under the Liquidity Agreement), the Conduit Agent, the Program Administrator, Administrator (under the Liquidity Agreement) and Program Collateral Agent (under the Liquidity Agreement); and
     Whereas, the Transaction Parties desire to amend the definition of “Applicable Margin”;

Omnibus Amendment
     Now, Therefore, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Termination of Liquidity Documentation; Termination of Commitments. (a) From and after the Amendment Effective Date, each of the Operative Documents constituting Liquidity Documentation is terminated and will be of no further force and effect except (i) each of the parties thereto will remain entitled to those benefits (and obligated by those obligations) thereunder which survive by the terms of the Liquidity Documentation, including, without limitation, the benefits of Article XIII of the Participation Agreement and (ii) to the extent not inconsistent with the terms of this Amendment, the obligation to pay any fees previously unpaid but accrued on or prior to the Amendment Effective Date shall survive said termination.
     (b) From and after the Amendment Effective Date, the Commitments under the Liquidity Agreement are hereby terminated, provided, however, that the Maturity Date shall remain July 16, 2006 and the Note Interest Amount thereon shall be calculated from and after the Amendment Effective Date pursuant to Section 4.2(a)(ii) of the Participation Agreement.
     (c) From and after the Amendment Effective Date, the roles (including all rights of consent and approval) of each of the Note Purchaser, the Administrative Agent (under the Liquidity Agreement), the Conduit Agent, the Program Administrator, the Administrator (under the Liquidity Agreement) and Program Collateral Agent (under the Liquidity Agreement) under the Operative Documents are hereby terminated and each of said parties is no longer a “Transaction Party” under the Operative Documents.
     (d) Notwithstanding the foregoing provisions of this Section 1, Note Purchaser’s obligations under Section 9.1 of the Participation Agreement shall survive and Note Purchaser shall remain liable and obligated thereunder.
     Section 2.     Amendments to Operative Documents. From and after the Amendment Effective Date, the Operative Documents shall be and are hereby amended in each of the following respects:
     (a)     Section 4.2(a) of the Participation Agreement shall be and is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
(a)	The Note Interest Amount portion of Basic Rent with respect to the outstanding principal amount of the Notes shall be computed based upon one of the rates set forth below:
(i)	[Intentionally Omitted] and

(ii)	The Note Interest Amount portion of Basic Rent with respect to the amounts outstanding under the Notes shall be computed as follows: one of the following

Omnibus Amendment
two rates as selected by the Agent in its reasonable discretion: (A) the one (1) month LIBOR rate as in effect from time to time (adjusted for reserve requirements in effect on the first day of each period for which a payment is due) plus the Applicable Margin; or (B) if the one (1) month LIBOR rate is not available for any reason, the Alternate Rate.
The aggregate amount payable in accordance with this Section 4.2(a) with respect to all Notes as of any Basic Rent Payment Date shall be the “Note Interest Amount” payable as of such date.
     (b)     Each of Appendix A to the Participation Agreement and, to the extent applicable, the Master Lease, shall be and is hereby amended by deleting the definitions of “Commitment Fees”, “Commercial Paper”, “CP Rate”, “Liquidity Loans” and “Renewal Fees” contained therein in their entirety.
     (c)     From and after the Amendment Effective Date, the definition of “Applicable Margin” contained in each of Appendix A to the Participation Agreement and in the Master Lease shall be and is hereby amended in its entirety and restated as follows:
     “Applicable Margin” means the spread over the one (1) month LIBOR rate determined by reference to the Guarantor’s Total Consolidated Debt/Tangible Net Worth ratio set forth in the following pricing grid:

Total Consolidated
Debt/Consolidated	Liquidity Loan	Tranche B Loan
Tangible Net Worth	Libor Margin	Libor Margin
Less than or equal to 0.33	0.50% per annum	0.50% per annum
Greater than 0.33 but less than or equal to 0.50	0.75% per annum	0.75% per annum
Greater than 0.50 but less than or equal to 0.65	1.00% per annum	1.00% per annum
Greater than 0.65	1.25% per annum	1.25% per annum

Omnibus Amendment
     (d)     From and after the Amendment Effective Date, the notice address for the Lessor shall be as follows:
SELCO Service Corporation
c/o Key Equipment Finance
1000 South McCaslin Boulevard
Superior, Colorado 80027
Attention: Donald C. Davis
Facsimile No.: (720) 304-1470
     (e)     From and after the Amendment Effective Date, the definition of “Maturity Date” contained in the first paragraph of the Note shall be and is hereby amended in its entirety and restated as follows:
     “Maturity Date” means the earliest of: (i) July 16, 2006; or (ii) such earlier date as the Agent shall deliver a Notice of Default under the Note Purchase Agreement referred to below.
     (f)     From and after the Amendment Effective Date, Section 3.7 of the Participation Agreement shall be and is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
     Section 3.7. [Intentionally Omitted]
     (g)     From and after the Amendment Effective Date, Section 4.2(c) of the Participation Agreement shall be and is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
     (c)   [Intentionally Omitted]
     (h)     From and after the Amendment Effective Date, Section 4.7 of the Participation Agreement shall be and is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
     Section 4.7. Replacement of Affected Parties.
     (a)   If any Liquidity Bank/Purchaser (an “Affected Party’) makes demand upon the Lessee for amounts pursuant to Section 4.3, 4.4 or 4.6 hereof, then the Lessee may. (x) request such Affected Party to, and such Affected Party shall upon such request, use reasonable efforts to designate another lending office acceptable to such Affected Party in its sole discretion for its investment (with the object of avoiding the consequences of such events) or (y) give notice (a “Replacement Notice”) in writing to such Affected Party and the Agent of its intention to replace such Affected Party with an Eligible Assignee designated in such Replacement Notice, if such replacement would result in the elimination or reduction of charges similar to those being claimed by the Affected Party. Any replacement of an Affected Party pursuant to the foregoing provisions must be acceptable to the Agent in its sole discretion (including, without limitation, for Rating Agency concerns).

Omnibus Amendment
     (b)     The Agent shall, in the exercise of its sole discretion and within thirty (30) days of its receipt of a Replacement Notice with respect to any Affected Party, notify the Lessee and the Affected Party whether the designated Eligible Assignee is satisfactory to the Agent; and if the Agent shall fail to give such notice, the Eligible Assignee shall be deemed rejected.
     (c)     Upon approval of the designated Eligible Assignee as aforesaid the Affected Party shall assign its rights and obligations under the Operative Documents to such Eligible Assignee and, as a condition of such assignment, the Affected Party shall receive payment in full of all outstanding Loans and all other amounts due it under the Operative Documents.
     (d)     In the event the Agent does not approve the replacement of the Affected Party with the designated Eligible Assignee, the Lessee shall have the option to designate another Eligible Assignee pursuant to Section 4.7(a) and Section 4.7(b) above.
                    (i) From and after the Amendment Effective Date, Section 4.8(b) and Section 4.8(c) of the Participation Agreement shall be and are hereby amended by deleting the same in their entirety and inserting the following in lieu thereof:
     (b)     [Intentionally Omitted]
     (c)     [Intentionally Omitted]
     (j)     From and after the Amendment Effective Date, Section 5.3(a) of the Participation Agreement shall be and is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
     (a)   The Lessor shall submit to the Agent no later than 5:00 p.m., New York time, on the fourth (4th) Business Day prior to each Basic Rent Payment Date, a summary of the Basic Rent payments due in respect of the amounts outstanding under the outstanding portion of the Equity Investment, together with reasonable detail supporting the calculations made. In addition, the Agent shall calculate the amounts outstanding under the Notes and any the Tranche B Loans and the Basic Rent payments due in respect thereof. The Agent shall prepare and distribute to the Tranche B Banks, the Liquidity Banks/Purchasers, the Lessor, the Lessee and the Guarantor, no later than three (3) Business Days prior to each Basic Rent Payment Date, an invoice with respect to the Basic Rent payable as of such date, which invoice shall set forth, inter alia, the aggregate amount of Basic Rent payable by the Lessee as of the upcoming Basic Rent Payment Date together with a detailed description of the allocation of Basic Rent to each outstanding type of instrument, with such amounts further allocated to reflect the amounts payable by the Lessee and the interest rates payable on such instrument. Such invoice shall further specify the relevant payment instructions. Notwithstanding the foregoing, any delay or failure on the part of the Agent to deliver the invoice shall

Omnibus Amendment
neither extinguish nor diminish Lessee’s obligations to pay the Basic Rent due and payable on the applicable Basic Rent Payment Date.
     (k)     From and after the Amendment Effective Date, each of the Liquidity Banks shall be bound by the covenants contained in Section 9.1 of the Participation Agreement.
     Section 3.   Substitution of Agent. From and after the Amendment Effective Date, the Conduit Agent is hereby replaced by the Agent under the Note Purchase Agreement and all references in the Note Purchase Agreement to “The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Conduit Agent” are hereafter amended to be references to “KeyBank National Association, as Agent” as the Agent under the Note Purchase Agreement.
     Section 4.   Assignment of Note. (a) Pursuant to separate documentation in the form attached hereto as Exhibit A (hereinafter referred to as the “Assignment Agreement"), Note Purchaser is concurrently selling to each Purchaser, and each Purchaser is concurrently buying, its respective Percentage Interest in and to the Note and all of Note Purchaser’s Asset Interests all as more fully set forth in Section 1(c) of the Asset Purchase Agreement.
     (b)     Pursuant to separate documentation, BNP Paribas is assigning to BNP Paribas Leasing Corporation, and BNP Paribas Leasing Corporation is assuming, a 100% interest in and to all of BNP Paribas’ existing rights and obligations as Purchaser under the Operative Documents. The parties hereto consent to BNP Paribas’ assignment to BNP Paribas Leasing Corporation and agree that BNP Paribas Leasing Corporation is an “Eligible Assignee”.
     Section 5.     Representations and Warranties. The Lessee hereby represents and warrants to the Agent, the Purchasers and the Lessor that, as of the date hereof, no Default or Event of Default has occurred and is continuing.
     Section 6.     Ratification; Continuing Effectiveness. After giving effect to the amendments and agreements contained herein, the parties hereto agree that, as herein amended, the Participation Agreement, the Master Lease and each of the Operative Documents (including, without limitation the Master Lease and Guaranty, but not including the Liquidity Documentation) shall remain in full force and effect and each of the agreements and obligations contained therein (as amended hereby) is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references to any of the Operative Documents contained in the Operative Documents shall refer to such Operative Document as amended hereby.
     Section 7.     Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.
     Section 8.     Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of California applicable to contracts made and to be performed entirely within such state.

Omnibus Amendment
     Section 9.     Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.
     Section 10.     Further Assurances. The parties hereto shall take or cause to be taken from time to time all action reasonably necessary to assure that the intent of the parties hereunder is given effect. The parties hereto shall execute and deliver, or cause to be executed and delivered, to the other parties hereto from time to time, promptly upon request therefor, any and all other and further instruments that may be reasonably requested by any party hereto to cure any deficiency in the execution and delivery of this Amendment or any other Operative Document to which it is a party.
     Section 11.     Effectiveness. The amendments set forth in Sections 1, 2 and 3 above and the consent set forth in Section 4(b) above shall become effective as of the date hereof (the “Amendment Effective Date”) upon the Agent’s receipt of counterparts of this Amendment executed by the Lessee, the Guarantor, the Note Purchaser, the Agent, the Lessor and the Liquidity Banks.
[Signature Pages to Follow]

Omnibus Amendment
     This Amendment is entered into between us for the uses and purposes hereinabove set forth as of the date first above written

Lessee:	Electronic Arts Redwood LLC, a Delaware limited liability company, as Lessee

By

Name
Its

Guarantor:	Electronic Arts Inc.

By

Name
Its

Lessor:	SELCO Service Corporation (doing business in California as “Ohio SELCO Service Corporation”)

By

Donald C. Davis
Its Vice President

Omnibus Amendment

Note Purchaser:	Victory Receivables Corporation

By

Name
Its

Conduit Agent:	The Bank of Tokyo-Mitsubishi, Ltd., New York Branch

By

Name
Its

Program Administrator:	Deutsche Bank Trust Company Americas

By

Name
Its

Agent:	KeyBank National Association

By

Robert W. Boswell
Its Senior Vice President

Liquidity Bank and Tranche B Bank:	KeyBank National Association

By

Robert W. Boswell
Its Senior Vice President

Omnibus Amendment

Liquidity Bank:	JPMorgan Chase Bank, N.A.

By

Name
Its

Liquidity Bank:	BNP Paribas

By

Name
Its

Liquidity Bank:	U.S. Bank National Association

By

Name
Its

Liquidity Bank and Documentation Agent:	The Bank of Nova Scotia

By

Name
Its

Liquidity Bank:	Bank of America, National Association

By

Name
Its

Omnibus Amendment

Liquidity Bank:	Wells Fargo Bank, National Association

By

Name
Its

Omnibus Amendment
Exhibit A
Form of Assignment Agreement

To:	Electronic Arts Redwood LLC, as Lessee (the “Lessee”),
Electronic Arts Inc., as Guarantor (the “Guarantor”),
SELCO Service Corporation (doing business in California as “Ohio SELCO Service Corporation”) (the “Lessor”), and
KeyBank National Association, as Agent (the “Agent”)
     Reference is made to Section 1(c), of the Amended and Restated Asset Purchase Agreement, dated as of May 13, 2002, among Deutsche Bank Trust Company Americas, as Program Administrator, Victory Receivables Corporation, as Issuer, and each of the parties party thereto, as Purchasers (herein, the “Purchasers”) (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Asset Purchase Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given thereto in the Participation Agreement (as defined in the Asset Purchase Agreement).
     Victory Receivables Corporation (the “Assignor”) and [Name of respective Purchaser] (the “Assignee”) hereby agree as follows:
     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a [___]% interest in and to all the Assignor’s rights and obligations under the Asset Interests (as defined in the Asset Purchase Agreement) as of the Effective Date (as defined below) (including, without limitation, such Percentage Interest (as defined in the Asset Purchase Agreement) in the Note(s) owing to the Assignor outstanding on the Effective Date together with such percentage interest in all unpaid interest and fees accrued to the Effective Date).
     2. The Assignor (a) represents and warrants that as of the date hereof the outstanding aggregate principal balance of its Note (without giving effect to assignments thereof which have not yet become effective) is $[___] and (b) makes no representation or warranty and assumes no responsibility (i) with respect to any statements, warranties or representations made in or in connection with any Operative Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Document or any other instrument or document furnished thereunder or pursuant thereto, except that it represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of adverse claims, and (ii) with respect to the financial position of the Lessee Parties or the performance or observance by the Lessee Parties of their obligations under any Operative Document or any other instrument or document furnished thereunder or pursuant thereto.
     3. [Intentionally Omitted].
     4. From and after the Effective Date (a) the Assignee shall to the extent of its interests assigned by this Assignment Agreement, have the rights and obligations of the

Omnibus Amendment
“Note Purchaser” thereunder and (b) the Assignor shall, to the extent of its interests assigned by this Assignment Agreement, relinquish its rights and be released from its obligations under the Operative Documents.
     5. [Intentionally Omitted].
     6. The Assignor shall surrender to the Administrative Agent its Note or Notes representing the Assignor’s interest in and to all the Assignor’s rights and obligations under the Operative Documents, and the Administrative Agent will (upon execution and delivery thereof by the Lessor) promptly provide to the Assignor and the Assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note or Notes (each such note with a notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof), whereupon the original Note shall be cancelled.
     7. This Assignment Agreement shall be governed by and construed in accordance with the Laws of the state of California.
     8. The effective date of this Assignment Agreement shall be July ___, 2005 (the “Effective Date”).

Omnibus Amendment
     In Witness Whereof, the parties hereto have caused this Assignment Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

Adjusted Commitment	Victory Receivables Corporation, as Assignor
Commitment to make Loans:
$0.00 ___
Commitment Percentage: ___0.0%
By

Name:
Title:

[ ],
Commitment	as Assignee
Commitment to make Loans:	By

$ ___	Name:
Commitment Percentage: ___%	Title:

Omnibus Amendment

Agreed to and Accepted: Electronic Arts Inc., as Guarantor
By:
Name:
Title:

Electronic Arts Redwood LLC, a Delaware limited liability company, as Lessee
By:
Name:
Title:

KeyBank National Association, as Administrative Agent
By:
Name:
Title:

SELCO Service Corporation (doing business in California as “Ohio SELCO Service Corporation”), as Lessor
By:
Name:
	Title:	WS

A-4